Exhibit 4.17

Unconditional Guaranty dated August 27, 2015, by the Registrant; Dougherty’s Pharmacy, Inc.; Dougherty’s Pharmacy Forest Park Dallas, LLC; Dougherty’s Pharmacy Humble, LLC; Dougherty’s Pharmacy El Paso, LLC; Dougherty’s Pharmacy McAlester, LLC; and Cardinal Health, Inc.

UNCONDITIONAL GUARANTY

As an inducement for Cardinal Health* (“Cardinal”), to supply or continue to supply, as the case may be, Dougherty's Holdings, Inc., a Texas corporation and Dougherty’s Pharmacy Springtown, LLC a Texas corporation hereinafter collectively and individually referred to as (“Borrower”), with merchandise or services, or to authorize or continue to authorize, as the case may be, one or more of Cardinal’s suppliers to accept orders from and make drop shipments to Borrower on the credit of Cardinal, or otherwise to extend or make available credit or to keep such credit available (whether under a promissory note, credit application, other agreement or otherwise, as the case may be), to Borrower, and in consideration of the foregoing, the undersigned (“Guarantor”) hereby irrevocably and unconditionally:

(1)       Guarantees to Cardinal the punctual and full payment (and not merely the ultimate collectability) of all sums now or hereafter due from Borrower to Cardinal, its successors and assigns, whether or not such sums are now or hereafter evidenced by open account, one or more promissory notes, or any other document;

(2)       Agrees to indemnify and save harmless Cardinal against and from any and all losses, damages, liabilities, and claims now or at any time hereafter arising directly or indirectly out of any failure by Borrower to promptly and fully perform all of its obligations to Cardinal; and

(3)       Agrees to pay to Cardinal on demand the reasonable cost and expense incurred by Cardinal in attempting to enforce any indebtedness, liability, or obligation of Guarantor under this guaranty, including without limitation reasonable attorneys’ fees

(collectively, the “Obligations”).

“Obligations” include all indebtedness and obligations of every kind and nature now existing or hereafter arising owed or owing by the Borrower to Cardinal, including without limitation the indebtedness and obligations of Borrower of every kind, including principal, interest, costs, fees and expenses, if applicable, (i) evidenced by that certain Promissory Note dated as of August 27, 2015 made by Borrower as maker payable to the order of Cardinal as payee in the principal amount of up to

$744,100.00 (as the same may hereafter be modified or amended, the “Note”) (collectively, the “Note Indebtedness”), and (ii) otherwise now owed or at any time hereafter owing by the Borrower to Cardinal, whether or not evidenced by any promissory notes or other written documents or instruments (collectively, the “Other Indebtedness”).

Payment and performance of all of the Obligations may also be secured by that certain Security Agreement dated as of July 20, 2015 made by Borrower as debtor for the benefit of Cardinal as secured party (as the same may hereafter be modified or amended, the “Security Agreement”). The security interest and lien granted pursuant to the Security Agreement, all of the rights in the collateral described therein, and all of the rights and remedies of the secured party thereunder, and all of the rights and benefits of Cardinal under this Guaranty, are collectively referred to herein as the “Credit Support”.

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Guarantor acknowledges that pursuant to any transfer, assignment or similar agreement (a “Transfer Agreement”) which may be entered into by and between Cardinal and any assignee or transferee (any such assignee or transferee, an “Assignee”), the Note, and the Note Indebtedness, may be assigned or transferred in whole or in part by Cardinal to an Assignee. In the event of any such assignment or transfer, (i) the Credit Support may also be transferred or assigned in whole or in part as a result thereof, but without affecting the continued validity or priority of the lien of such Credit Support with respect to both the Note Indebtedness and Other Indebtedness, and (ii) the Credit Support shall continue to secure and support both the payment and performance in full of all of the Note Indebtedness as well as the payment and performance in full of all of the Other Indebtedness. Guarantor agrees and acknowledges that (i) full or partial payment of any Note Indebtedness will not constitute payment of any Other Indebtedness, and in the event of any such full or partial payment of Note Indebtedness, the Credit Support shall continue to secure and support the payment and performance in full of all of the Other Indebtedness, and (ii) full or partial payment of any Other Indebtedness will not constitute payment of any Note Indebtedness, and in the event of any such full or partial payment of Other Indebtedness, the Credit Support shall continue to secure and support the payment and performance in full of all of the Note Indebtedness.

Any default by Borrower in the Other Indebtedness shall constitute a default under the Note Indebtedness, and any default by Borrower under the Note Indebtedness shall constitute a default under the Other Indebtedness, in each case permitting the holder(s) of any such Note Indebtedness or Other Indebtedness, respectively, to accelerate the payment in full of all of such Note Indebtedness or Other Indebtedness, and/or exercise any and all other rights and remedies with respect to the Credit Support.

Guarantor hereby waives notice of the acceptance of this guaranty and hereby agrees with Cardinal as follows:

(1)       This guaranty is absolute and unconditional. Except as expressly provided herein to the contrary, no act or omission of any nature whatsoever by Cardinal or Borrower or any other person shall release or otherwise affect the obligations of Guarantor under this guaranty. Guarantor acknowledges and agrees that this guaranty shall remain in full force and effect regardless of the solvency or insolvency of Borrower at any time, the reorganization or dissolution of Borrower, or any change in the composition, nature, personnel, or ownership of Borrower. This is a continuing guaranty, and it shall not be subject to revocation by Guarantor for any reason.

(2)       Guarantor hereby waives notice of the incurrence of additional indebtedness by Borrower, the occurrence of any adverse changes to Borrower’s financial condition and the occurrence of any and all defaults by Borrower. Guarantor also hereby waives notice of acceptance of this Guaranty, presentment for payment, notice of dishonor, and protest of with respect to any Obligation. Further, Guarantor hereby waives any and all defenses arising by reason of any failure by Cardinal to pursue Borrower or any of its assets with due diligence, any impairment of collateral, any failure to resort to other security or remedies available to Cardinal, and any and all suretyship defenses or defenses arising out of the guarantor-principal relationship. Without the consent of or notice to Guarantor: (a) any extension, forbearance, lenience, and indulgence of any nature may be granted to Borrower; (b) any contracts, agreements, leases, other documents or arrangements may be amended, replaced or modified in any way whatsoever; (c) additional collateral or security may be accepted from Borrower or others from time to time; and

(d) any collateral or other obligors may be released from time to time. None of the foregoing shall affect the obligations of Guarantor under this guaranty.

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(3)       This guaranty shall not preclude or otherwise affect any of Cardinal’s rights or remedies against Borrower, but Cardinal shall have no obligation to enforce its rights or pursue its remedies against Borrower in the event of any default. Any attempt by Cardinal to enforce such rights or pursue such remedies against Borrower shall not constitute a waiver of any rights or remedies against Guarantor under this guaranty. This guaranty remains fully enforceable irrespective of any defense which the Borrower may assert to the underlying debt, including, but not limited to, failure of consideration, breach of warranty, bankruptcy, lack of legal capacity or authority, ultra vires, lender liability and usury.

(4)       In the event that any payment which Cardinal receives in connection with the discharge of any of the Obligations is challenged as a preference under 11. U.S.C. §547 or any other avoidable transfer under the Bankruptcy Code, and Cardinal pays an amount to Borrower as debtor in possession or to a bankruptcy trustee, whether pursuant to court order or by agreement, Guarantor shall, upon demand, reimburse Cardinal for the full amount so paid. If Borrower files a petition in bankruptcy, the automatic stay under section 362(a) of the Bankruptcy Code shall not delay or otherwise affect Guarantor’s obligation to pay all sums then due by Borrower or that would be due and payable but for the automatic stay.

(5)       This guaranty shall inure to the benefit of and be enforceable by Cardinal and its successors and assigns and shall be binding upon and enforceable against Guarantor and its successors and assigns.

(6)       If there is more than one undersigned Guarantor, the term “Guarantor,” as used herein, shall include all of such undersigned and each and every provision of this guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Cardinal shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

(7)       This guaranty shall not establish any obligation or commitment of Cardinal to extend credit to Borrower, to supply Borrower with merchandise or services, or to accept any orders from Borrower, it being understood by Guarantor that this guaranty is a condition precedent to Cardinal’s willingness to commence or continue to offer, as applicable, any such extension, supply, or acceptance with respect to Borrower.

This guaranty shall be governed by the laws of the State of Ohio. If and only to the extent that any court of competent jurisdiction determines that it is impossible to construe any of the provisions in this guaranty consistently with all laws and public policies, and consequently holds that provision to be invalid, then such holding shall not affect the validity of any other provision in this guaranty. This guaranty and the related loan and security documents are intended to integrate all the terms and conditions of this guaranty and to supersede all oral representations and, negotiations with respect to the subject matter. No course of dealing, course of performance or trade usage, and no parol evidence of any nature shall be used to supplement or modify any terms of this guaranty. There are no conditions to the full effectiveness of this guaranty. Upon the death or legal incompetence of Guarantor, the Obligations under this guaranty shall, at the option of Cardinal, become due and payable.

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GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN COLUMBUS, OHIO OR IN OR NEAR COLUMBUS, OHIO AT CARDINAL'S OPTION, FOR ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY AND HEREBY WAIVES THE DEFENSE, IF ANY, THAT SUCH COURT CONSTITUTES AN INCONVENIENT FORUM.

THE UNDERSIGNED GUARANTOR ALSO ACKNOWLEDGES THAT ITS CREDIT HISTORY MAY BE A FACTOR IN THE EVALUATION OF THIS GUARANTY BY CARDINAL AND HEREBY CONSENTS TO AND AUTHORIZES THE USE BY CARDINAL OF A CREDIT REPORT ON THE UNDERSIGNED, FROM TIME TO TIME, AS CARDINAL MAY DEEM NECESSARY IN ITS CREDIT EVALUATION PROCESS.

Dated: August 27, 2015

ASCENDANT SOLUTIONS, INC.

By: /s/ Mark S. Heil
Name: Mark S. Heil
Title: President/CFO
Address: 16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone:__________
FEIN: 75-2900905

DOUGHERTY'S PHARMACY, INC.

By: /s/ Mark S. Heil
Name: Mark S. Heil
Title: President/CFO
Address: 16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone: __________
FEIN: 75-1463187

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DOUGHERTY'S PHARMACY FOREST PARK DALLAS, LLC

By: /s/ Mark S. Heil
Mark S. Heil, Manager
Address:16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone:__________
FEIN: 80-0656490

DOUGHERTY'S PHARMACY HUMBLE, LLC

By: /s/ Mark S. Heil
Mark S. Heil, Manager
Address:16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone:__________
FEIN: 47-1278984

DOUGHERTY'S PHARMACY EL PASO, LLC

By: /s/ Mark S. Heil
Mark S. Heil, Manager

By:/s/ Andy Komuves
Andy Komuves, Manager
Address: 16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone:__________
FEIN: 47-2395961

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DOUGHERTY'S PHARMACY MCALESTER, LLC

By: /s/ Mark S. Heil
Mark S. Heil, Manager

By: /s/ Andy Komuves
Andy Komuves, Manager
Address:16250 Knoll Trail Drive, Suite 102 Dallas, Texas 75248
Phone:__________
FEIN: 47-3791758

*The term “Cardinal Health” shall mean collectively all subsidiaries, related and affiliated companies of Cardinal Health, Inc. (“CHI”), an Ohio corporation, and successor or assigns thereof, whether existing now or in the future, including but not limited to ParMed Pharmaceuticals, LLC.

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